Exhibit 99.2

Contact:

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

BIOSCRIP ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

DENVER, CO, June 13, 2016 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company” or “BioScrip”) today announced it has commenced an underwritten public offering of its common stock (the “Equity Offering”). Jefferies LLC is acting as sole book-running manager. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 13% of the shares of common stock offered in the public offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering.

On June 11, 2016, BioScrip entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among HS Infusion Holdings, Inc., a Delaware corporation (“Home Solutions”), certain subsidiaries of Home Solutions, the Company, and HomeChoice Partners, Inc., a Delaware corporation. Home Solutions is a privately held company that is a leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. Pursuant to the Asset Purchase Agreement, the Company will acquire substantially all of the assets and assume certain liabilities of Home Solutions and its subsidiaries (the “Transaction”) for the Transaction Consideration (as defined below). Subject to certain net working capital adjustments, the consideration for the Transaction (the “Transaction Consideration”) is comprised of: (i) $85.00 million in cash and stock; and (ii) contingent consideration in the form of restricted shares of our common stock, issued in two tranches with different vesting conditions.

We intend to use the net proceeds from the Equity Offering (i) to fund the cash portion of the Transaction Consideration and pay fees and expenses in connection with the Transaction, (ii) to repay a portion of our outstanding borrowings under our revolving credit facility and (iii) for general corporate purposes. The Equity Offering is not conditioned on the closing of the Transaction, and we cannot assure you that the Transaction will be completed on the terms described herein or at all. If the Transaction is not completed, we intend to use any net proceeds from the Equity Offering (i) to repay a portion of our outstanding borrowings under our revolving credit facility and (ii) for general corporate purposes.

The securities described above are being offered by BioScrip pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying prospectus relating to the Equity Offering, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York, 10022, Telephone: 877-547-6340, Email: Prospectus_Department@Jefferies.com.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," that involve substantial risks and uncertainties.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. These forward-looking statements include, among others, statements about the Company’s expectations with respect to the proposed offering, including its intention to offer and sell shares and its intended use of proceeds from the Equity Offering.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Transaction, market conditions, the underwriter fulfilling its obligations to purchase the shares in the Equity Offering and the Company’s ability to satisfy certain conditions precedent to the closing of the Equity Offering; as well as the risks described in the prospectus supplement and the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2015.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

Additional Information and Where to Find It

In connection with the proposed Transaction, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. The Company’s security holders are urged to read the proxy statement carefully when it becomes available, as well as any other relevant documents filed by the Company with SEC, because they will contain important information. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to BioScrip, Inc., Attn: Chief Financial Officer, 1600 Broadway, Suite 950, Denver, CO 80202, telephone: (720) 697-5200, or from the investor relations page on the Company’s website at http://bioscrip.com/overview.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s equity interests is set forth in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2016. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Transaction when filed with the SEC.